Exhibit 99.1

TeleTech Appoints Robert Frerichs, Former International Chairman of Accenture,

to Board of Directors

ENGLEWOOD, Colo., August 21, 2012 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of technology-enabled customer experience solutions, today announced the appointment of Robert Frerichs, former International Chairman of Accenture, to its Board of Directors.

Mr. Frerichs spent 35 years in executive leadership roles at Accenture including International Chairman, Group Chief Executive — North America, Chief Risk Officer and Chief Operating Officer of Accenture’s Communication and High Tech operating group, among others. Mr. Frerichs was a member of Accenture’s board of directors prior to the company’s initial public offering in July 2001 and also served on the company’s strategic planning teams during key periods over the past twenty years.

“During his tenure at Accenture, Bob was instrumental in scaling the business to become a global leader in the business services space,” said Kenneth Tuchman, TeleTech chairman and chief executive officer. “His proven strategic leadership combined with his wealth of experience in management consulting and technology will be invaluable as we continue to leverage our higher-value offerings, invest in innovation and continue our industry leading position in the field of customer experience management.”

Mr. Frerichs currently serves as the executive chairman of the board of directors of The Aricent Group, a global innovation and technology services firm and Merkle Group, Inc., the largest privately-held customer relationship marketing agency in the U.S.  Mr. Frerichs is a certified public accountant and certified at the fellow level in manufacturing.  He holds a bachelor’s degree in computer science engineering and a master’s degree in business administration from the University of Illinois.

ABOUT TELETECH

For nearly 30 years, TeleTech and its subsidiaries have helped the world’s most successful companies design, enable, manage and grow customer value through the delivery of superior customer experiences across the customer lifecycle. As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-enabled solutions that maximize revenue, transform customer experiences and optimize business processes. From strategic consulting to operational execution, our more than 41,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Investor Contact	Media Contact
Karen Breen	Jeanna Blatt
303.397.8592	303.397.8507

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the customer management industry, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2011.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of August 21, 2012. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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